Exhibit 99.2

Deluxe Corporation
P.O. Box 64235
St. Paul, MN 55164-0235
(651) 483-7111

For additional information:
Terry D. Peterson
N E W S R E L E A S E	Deluxe Corporation
VP, Investor Relations and Chief Accounting Officer
(651) 787-1068

June 19, 2008	Paul D. Engels
Hostopia.com Inc.
VP and Chief Marketing Officer
(416) 883-6706
Deluxe to Acquire Hostopia.com
Acquisition Provides Web-Hosting Capabilities for Small Businesses
St. Paul, Minn. and Mississauga, Ont. – Deluxe Corporation (NYSE: DLX) and Hostopia.com Inc. (TSX: H) today announced that they have entered into a definitive agreement for Deluxe to acquire Hostopia, a leading provider of web services that enable small and medium-sized businesses to establish and maintain an Internet presence. Deluxe will acquire Hostopia in an all-cash transaction that values Hostopia at approximately C$124 million. Under terms of the Merger Agreement, Deluxe will pay C$10.55 in cash for each outstanding Hostopia common share. Subject to a final accounting allocation of the purchase price, the acquisition is not expected to have a significant impact to Deluxe’s earnings and operating cash flow for fiscal 2008.
“We are very excited with the prospect of providing Hostopia’s industry-leading, private-label web services to our small business customers and collectively growing our product and service offerings as we move forward together,” said Lee Schram, Chief Executive Officer of Deluxe. “Hostopia has grown top line revenue in excess of 20 percent in each of the last three years. While we have substantial knowledge and expertise in selling to the small business market, we believe that Hostopia’s ability to attract new customers and provide additional services to that market will increase the power of our offerings. This acquisition is in line with our long-term strategy of broadening the products and services we offer to small businesses to manage, promote and grow their businesses. We also believe that the transaction will offer significant value to our shareholders as we continue to introduce growing products and services with recurring revenue streams.”
Colin Campbell, Chief Executive Officer of Hostopia, said, “After careful consideration, the Hostopia Board of Directors has unanimously approved this transaction with Deluxe. We believe the transaction delivers outstanding value to the Hostopia stockholders. Deluxe and Hostopia have many similarities, including a desire to help small businesses grow and promote their businesses. Our customers will benefit from augmented product and service offerings which include small business logo design, print-on-demand services and e-mail marketing, all of which have demonstrated demand from small businesses. In addition, Deluxe brings access to new channels for Hostopia including direct mail to small businesses and sales through financial institutions. We look forward to providing web-hosting capabilities to small businesses as a significant component of the services that Deluxe offers to those businesses.”
The transaction, which has been unanimously approved by the Boards of Directors of both companies, is structured as a merger under applicable law. It will require the approval of Hostopia stockholders holding a majority of the outstanding Hostopia common shares at a special meeting to be called to consider the transaction. Hostopia stockholders holding in aggregate approximately 35% of the issued and outstanding shares of Hostopia common stock have agreed to vote their Hostopia common shares in favor of the transaction as long as the merger agreement is in effect, pursuant to a voting agreement with Deluxe. The transaction is also subject to certain other customary closing conditions. The transaction is expected to close in the third quarter of 2008.
About Deluxe Corporation
Deluxe Corporation, through its industry-leading businesses and brands, helps financial institutions and small businesses better manage, promote, and grow their businesses. Deluxe uses direct marketing, distributors, and a North American sales force to provide a wide range of customized products and services: personalized printed items (checks, forms, business cards, stationery, greeting cards, labels, and retail packaging supplies), promotional products and merchandising materials, fraud prevention services, and customer retention programs. Deluxe also sells personalized checks and accessories directly to consumers. For more information about Deluxe Corporation, visit www.Deluxe.com.
About Hostopia.com Inc.
Hostopia.com Inc. is a leading provider of web services that enable small and medium-sized businesses to establish and maintain an Internet presence. Hostopia’s customers are communication services providers, including telecommunication carriers, cable companies, internet service providers, domain registrars, and web hosting service providers. Hostopia’s customers purchase its web services on a wholesale basis and resell these services under their own brands to small and medium-sized businesses. Hostopia provides customers with the technology, infrastructure, and support services to enable them to offer web services, while saving them research and development as well as capital and operating costs typically associated with the design, development, and delivery of web services.
Forward-Looking Statements
Certain statements contained in this release may be deemed to be forward-looking statements under certain securities laws, including the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and in any applicable Canadian securities legislation, and Deluxe Corporation and Hostopia.com Inc. intend that such forward-looking statements be subject to the safe-harbor created thereby. These forward-looking statements include, but are not limited to, statements with respect to the acquisition of Hostopia by Deluxe and statements concerning Deluxe’s and Hostopia’s, or their management’s, current intentions, expectations, beliefs, projections or predictions about future results or events. Forward-looking statements are typically identified by words such as “believe,” “expect,” “forecast,” “anticipate,” “intend,” “estimate,” “plan” and “project” and similar expressions of future or conditional verbs such as “will,” “may,” “should,” “could,” or “would.” By their very nature, forward-looking statements require Deluxe and Hostopia to make assumptions and are subject to inherent risks and uncertainties that are difficult to predict and are generally beyond the control of Deluxe and Hostopia, which give rise to the possibility that certain predictions, forecasts, projections, expectations and other forward-looking information, including statements about the acquisition of Hostopia by Deluxe, will not be achieved. Deluxe and Hostopia caution readers not to place undue reliance on these statements as a number of important factors could cause actual results or events to differ materially and adversely from the beliefs, plans, objectives, expectations, anticipations, estimates and intentions expressed in, or implied or projected by, the forward-looking statements. These factors include, but are not limited to, the following: the possibility that the acquisition of Hostopia by Deluxe does not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all; the risks and uncertainties associated with Deluxe’s ability to complete the acquisition of Hostopia and to integrate Hostopia with Deluxe successfully; the ability to retain key personnel; the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond Deluxe’s and Hostopia’s control; developments in the demand for the combined companies’ products and services; relationships with major customers and suppliers; unanticipated delays, costs and expenses inherent in the development and marketing of new products and services, including new e-commerce, customer loyalty and business services, and the failure of such new products and services to deliver the expected revenues and other financial targets; the impact of governmental laws and regulations; and competitive factors. Readers are cautioned that the foregoing list of important factors is not exhaustive. Additional information concerning these and other factors that could cause actual results and events to differ from Deluxe’s and Hostopia’s current expectations are contained in Deluxe’s and Hostopia’s public filings with the Securities and Exchange Commission, including but not limited to the factors discussed under “Risk Factors” in Deluxe Corporation’s Form 10-Q for the period ended March 31, 2008 and Hostopia’s Form 10-Q for the period ended December 31, 2007 (each as updated by subsequent filings with the Securities and Exchange Commission).
Except as required by law, Deluxe and Hostopia assume no obligation to update the forward-looking statements contained in this release to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
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